Exhibit 99.1

Nielsen Announces CFO Transition Process; Reaffirms 2019 Financial Guidance

Separation of Global Media and Global Connect Continues on Track

New York, NY — Dec. 23, 2019 — Nielsen (NYSE: NLSN) announced today that Chief Financial Officer and Chief Operating Officer David J. Anderson has resigned, effective December 31, 2019. A search for a successor is well underway with the assistance of an external search firm.

Chief Executive Officer David Kenny said, “We are full steam ahead in preparing for the separation of our Global Media and Global Connect businesses. As independent, publicly traded companies, Media and Connect will enjoy added flexibility and further strengthen their paths towards a new phase of growth, productivity and industry leadership. Dave Anderson played an important role at Nielsen during a critical time for the company. We appreciate his many contributions.”

Mr. Anderson stated, “I am grateful for the opportunity to have served on the Nielsen leadership team and wish my Nielsen colleagues great success as the company moves forward.”

Mr. Kenny added, “I’m confident in the quality and depth of our finance and accounting teams, which will ensure financial reporting continuity through the CFO transition.”

The company also reaffirmed its fiscal year 2019 guidance as discussed on its third quarter 2019 earnings conference call held on November 7, 2019.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media, the arbiter of truth for media markets, provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow.

Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge.

An S&P 500 company, Nielsen has operations in over 100 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the spin-off transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the expected benefits and costs of the spin-off transaction, the expected timing of completion of the spin-off transaction, the ability of Nielsen to complete the spin-off transaction considering the various conditions to the completion of the spin-off transaction (some of which are outside Nielsen’s control, including those conditions related to regulatory approvals), business disruption during the pendency of or following the spin-off transaction, diversion of management time on the spin-off transaction-related issues, failure to receive the required shareholder approval of the spin-off transaction, retention of existing management team members, the reaction of customers and other parties to the spin-off transaction, the qualification of the spin-off transaction as a tax-free transaction for U.S. federal income tax purposes (including whether or not an IRS ruling will be sought or obtained), potential dissynergy costs between Nielsen Global Connect and Nielsen Global Media, the impact of the spin-off transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

CONTACT

Lex Suvanto

Lex.suvanto@edelman.com

(646) 775-8337

Laurie Hays

Laurie.hays@edelman.com

(917) 951-0472

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